Exhibit 99.1

FOR RELEASE:  April 12, 2007, 8:00 A.M. Eastern Standard Time

CONTACT:	John T. Day, President/CEO
Nevada Chemicals, Inc.
801-984-0228

Nevada Chemicals, Inc. Names New Chief Financial Officer

John T. Day, President and Chief Executive Officer of Nevada Chemicals, Inc. (NASDAQ/NCEM) announced that Kevin Davis has been named as the company’s new Chief Financial Officer.  Davis comes to Nevada Chemicals from NPS Pharmaceuticals, where he was their Assistant Corporate Controller.  He also previously served as the Chief Financial Officer of Lehi Roller Mills and Corporate Controller and Vice President of Conferencing Services at Gentner Communications Corporation located in Salt Lake City, Utah.  Davis graduated from the University of Utah with a Bachelors of Science in Accounting.

 “We are excited to have Kevin Davis join our team,” Day said.  “I am confident that his energy and qualifications will immediately contribute to the strength of the management team of Nevada Chemicals, Inc.”

Nevada Chemicals, Inc., through its 50% stake in Cyanco, a chemical producer of sodium cyanide located in Winnemucca, Nevada, is the premier producer of strategic chemicals for the gold mining industry in the western United States.